SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 31, 2005

CLX INVESTMENT COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Idenfication No.)

43180 Business Park Dr., Temecula, CA 92590
(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

_________________________________________________
(Former name or former address, if changed since last report)

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On January 31, 2005, the Company sold a total of three million (3,000,000) shares of its unregistered common stock at a price of $0.005 per share. The shares are restricted as to their transfer and were issued exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

Date: February 2, 2005	By: /s/ Shane Traveller
Shane Traveller, Chief Executive Officer